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                                                                   Exhibit 10.1



                                                NAME:  Cambridge Energy
                                                       Research Associates, LP
                                              ADDRESS:  20 University Road
                                                           Cambridge, MA 02138

SECURED GRID NOTE                    [COMPANY SEAL]

                             CAMBRIDGE TRUST COMPANY
         Harvard Sq.|Kendall Sq.|353 Huron Ave.|1720 Massachusetts Ave.
              University Place|Weston|Concord|Member FDIC|876-5550


$1,750,000.00                                           Date:  March 25, 1997
                                                        Cambridge, Massachusetts


      On demand, for value received, the undersigned promises to pay to the order of the CAMBRIDGE TRUST COMPANY, (the "Bank") at the main office of the Bank at 1336 Massachusetts Avenue, Cambridge, Massachusetts 02238, or such other place as the holder hereof shall designate.

      One Million Seven Hundred Fifty Thousand DOLLARS and 00/100

or, if less, the aggregate unpaid principal amount of all loans made by the Bank to the undersigned, together with interest on unpaid balances from the date hereof, payable monthly in arrears on the first day of each month or earlier on demand. Interest shall be payable at a fluctuating interest rate per annum equal to TWO (2.0%) PERCENTAGE POINTS |X| above the Wall Street Journal Prime Rate, adjusted as hereinafter set forth. Such interest rate shall be adjusted as of the day of a change in the prime rate as reflected in the Wall Street Journal. The "Wall Street Journal Prime Rate" shall mean the base rate on corporate loans at large money center commercial banks (or the highest of such rates, if there is more than one such rate) as reported in the Wall Street Journal.

      Interest shall be calculated on the basis of actual days elapsed and a 360 day year.

      All loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this note) shall be prima facie evidence of amounts outstanding hereunder.

      Any deposits or other sums at any time credited by or due from the holder to any maker, endorser, or guarantor hereof and any securities or other property of any
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such maker, endorser, or guarantor at any time in the possession of the holder may at all times be held and treated as collateral for the payment of this note and any and all other liabilities (direct or indirect; absolute or contingent; sole, joint or several; secured or unsecured; due or to become due; now existing or hereafter arising) of any such maker to the holder. Regardless of the adequacy of collateral, the holder may apply or set off such deposits or other sums against such liabilities at any time in the case of makers, but only with respect to matured liabilities in the case of endorsers or guarantors.

      Every maker, endorser, and guarantor hereof hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement hereof and consents that no indulgence, and no substitution, release, or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereon shall discharge or otherwise affect the liability of any such maker, endorser, or guarantor. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

      Each maker and endorser hereof agrees, jointly and severally, to pay on demand all costs and expenses (including legal costs and attorney's fees) incurred or paid by the holder in enforcing this note on default. This note shall take effect as a sealed instrument and shall be governed by the laws of the Commonwealth of Massachusetts.

      This note is secured by any and all collateral at any time granted to the Bank to secure any obligations of the maker hereof.


                                    Cambridge Energy Research Associated, LP
                                    ----------------------------------------
                                                (Company Name)


WITNESS:                            SIGNATURE: /s/ Daniel H. Lucking
                                               ----------------------------

-----------------------------       Name Print: Daniel H. Lucking, CFO
                                               ---------------------------
                                                                  (Title)

Account No.: 57-436-8-01            SIGNATURE:
            -----------------                 ----------------------------

Taxpayer I.D. No.: 04-2806111       Name Print:
                  -----------                  ---------------------------
                                                                  (Title)


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